EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2009, relating to the consolidated financial statements of Southern Union Company and the effectiveness of internal control over financial reporting, which appears in Southern Union Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 5, 2009